EXHIBIT 3.1



                                     BYLAWS

                                       OF

                               S. Y. BANCORP, INC.




                            ADOPTED: JANUARY 14, 1988

                             AMENDED: AUGUST 8, 1988

                            AMENDED: FEBRUARY 4, 1992

                             AMENDED: MARCH 14, 1995

                             AMENDED MARCH 12, 2002

                             AMENDED AUGUST 15, 2006

                            AMENDED DECEMBER 18, 2007

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    IDENTIFICATION....................................................1

    SECTION 1.01   NAME........................................................1

    SECTION 1.02   REGISTERED AND OTHER OFFICES................................1

    SECTION 1.03   SEAL........................................................1

    SECTION 1.04   FISCAL YEAR.................................................1

ARTICLE II   CAPITAL STOCK.....................................................1

    SECTION 2.01   ISSUANCE OF SHARES..........................................1

    SECTION 2.02   SHARES OF STOCK.............................................2

    SECTION 2.03   TRANSFER OF SHARES..........................................2

    SECTION 2.04   LOST, DESTROYED, OR STOLEN CERTIFICATES.....................3

ARTICLE III  SHAREHOLDERS......................................................3

    SECTION 3.01   PLACE OF MEETINGS...........................................3

    SECTION 3.02   ANNUAL MEETING..............................................3

    SECTION 3.03   SPECIAL MEETINGS............................................4

    SECTION 3.04   NOTICE OF MEETINGS -WAIVER..................................4

    SECTION 3.05   QUORUM......................................................4

    SECTION 3.06   CONDUCT OF MEETINGS.........................................4

    SECTION 3.07   CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.........5

    SECTION 3.08   VOTING LIST.................................................5

    SECTION 3.09   PROXIES.....................................................5

    SECTION 3.10   VOTING OF SHARES............................................6

    SECTION 3.11   VOTING OF SHARES BY CERTAIN HOLDERS.........................6

    SECTION 3.12   CUMULATIVE VOTING...........................................7

    SECTION 3.13   SHAREHOLDER ACTION WITHOUT A MEETING........................7

    SECTION 3.14   NOMINATION OF DIRECTORS.....................................7

    SECTION 3.15   NOTICE OF SHAREHOLDER BUSINESS..............................8

    SECTION 3.16   INSPECTORS OF ELECTIONS.....................................9

ARTICLE IV   THE BOARD OF DIRECTORS............................................9

    SECTION 4.01   GENERAL POWERS, NUMBER AND ELECTION.........................9

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

    SECTION 4.02   QUALIFICATIONS.............................................10

    SECTION 4.03   VACANCIES AND ADDITIONAL DIRECTORS.........................10

    SECTION 4.04   REMOVAL OF DIRECTORS.......................................10

    SECTION 4.05   PLACE OF MEETINGS..........................................11

    SECTION 4.06   ORGANIZATION AND REGULAR MEETINGS..........................11

    SECTION 4.07   SPECIAL MEETINGS - NOTICE..................................11

    SECTION 4.08   QUORUM.....................................................11

    SECTION 4.09   MANNER OF ACTING...........................................11

    SECTION 4.10   DIRECTOR ACTION WITHOUT A MEETING..........................12

    SECTION 4.11   COMPENSATION...............................................12

    SECTION 4.12   COMMITTEES.................................................12

    SECTION 4.13   EXECUTIVE COMMITTEE........................................12

ARTICLE V    OFFICERS.........................................................12

    SECTION 5.01   EXECUTIVE AND OTHER OFFICERS...............................12

    SECTION 5.02   ELECTION AND TERM OF OFFICE................................12

    SECTION 5.03   VACANCIES..................................................12

    SECTION 5.04   CHAIRMAN OF THE BOARD......................................13

    SECTION 5.05   PRESIDENT..................................................13

    SECTION 5.06   VICE PRESIDENTS............................................13

    SECTION 5.07   SECRETARY..................................................13

    SECTION 5.08   TREASURER..................................................13

    SECTION 5.09   TRANSFER OF AUTHORITY......................................13

    SECTION 5.10   AUTHORITY OF OFFICERS......................................13

ARTICLE VI   INDEMNIFICATION AND INSURANCE....................................14

    SECTION 6.01   INDEMNIFICATION............................................14

    SECTION 6.02   RIGHT TO INDEMNIFICATION...................................14

    SECTION 6.03   RIGHT TO INDEMNIFICATION -SUCCESSFUL DEFENSE...............15

    SECTION 6.04   ADVANCEMENT OF EXPENSES....................................15

    SECTION 6.05   CONDUCT OF LITIGATION......................................15

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

    SECTION 6.06   CLAIM FOR INDEMNIFICATION..................................16

    SECTION 6.07   INDEMNIFICATION - OFFICERS AND EMPLOYEES...................16

    SECTION 6.08   INDEMNIFICATION NOT EXCLUSIVE..............................16

    SECTION 6.09   REPORT TO SHAREHOLDERS.....................................16

    SECTION 6.10   INSURANCE..................................................16

    SECTION 6.11   DEFINITIONS AND CONSTRUCTION...............................17

ARTICLE VII  EMERGENCY BYLAWS.................................................18

   SECTION 7.01    EXISTENCE AND EFFECT OF EMERGENCY..........................18

   SECTION 7.02    EMERGENCY POWERS...........................................18

   SECTION 7.03    ACTIONS DURING EMERGENCY...................................18

   SECTION 7.04    AMENDMENTS.................................................18

ARTICLE VIII CORPORATE RECORDS................................................19

ARTICLE IX   AMENDMENTS.......................................................19

                                     BYLAWS

                                       OF

                               S. Y. BANCORP, INC.


                                   ARTICLE I

                                 IDENTIFICATION

     SECTION 1.01 NAME. The name of the corporation is S. Y. BANCORP, INC. (the "Corporation").

     SECTION 1.02 REGISTERED AND OTHER OFFICES. The address of the registered office and principal office of the Corporation is 1040 East Main Street, Louisville, Kentucky 40206. The Board of Directors, from time to time, shall designate a registered agent of the Corporation whose business office is identical with such registered office and may establish and maintain branch offices or other facilities for the conduct of the business of the Corporation at other locations.

     SECTION 1.03 SEAL. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and other appropriate wording, provided, that the presence or absence of such seal on or from a writing shall neither add to or detract from the legality thereof or affect its validity in any manner or respect.

     SECTION 1.04 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year, but may be changed by resolution of the Board of Directors.

                                   ARTICLE II

                                  CAPITAL STOCK

     SECTION 2.01 ISSUANCE OF SHARES.

     (1) Any issuance of shares must be authorized by the Board of Directors or a committee of the Board of Directors, or by a duly authorized officer or officers of the Corporation acting pursuant to authority conferred upon them by the Board of Directors or a committee of the Board of Directors pursuant to paragraph (3) of this Section 2.01.

     (2) Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. A determination by the Board of Directors that the consideration received or to be received for shares to be issued is adequate is conclusive insofar as the adequacy of consideration for the issuance of such shares relates to whether the shares are validly issued, fully paid and nonassessable. Issued shares are fully paid and nonassessable when the Board of Directors has made a determination of the adequacy of the consideration and the Corporation has received that consideration. When, and to the extent, consideration for the issuance of shares consists of a promissory note or contract for services or other benefits, the shares are fully paid and nonassessable at the time the note is issued or the contract is entered into. No certificate shall be issued for any share until such share is fully paid.

     (3) The Board of Directors, or a committee of the Board of Directors, may authorize one or more officers of the Corporation to approve the issuance, sale or contract for the sale of shares or to determine the designation and relative rights, preferences and limitations of a class or series of shares, all within limits specifically prescribed by the Board of Directors or the committee.

     SECTION 2.02 SHARES OF STOCK. The shares of stock of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by such holder. Each certificate shall at a minimum state on its face (a) the name of the Corporation and that it is organized under the laws of the Commonwealth of Kentucky ("the Commonwealth"),
(b) the name of the person to whom it is issued, (c) the number and class of shares and the designation of the series, if any, the certificate represents, and (d) the par value of each share represented by such certificates or the fact that such shares have no par value. All certificates shall (i) be consecutively numbered, (ii) bear the facsimile signatures of any two officers of the Corporation, (iii) be sealed with the facsimile seal of the Corporation, and
(iv) bear the manual signature of the transfer agent and registrar of the Corporation appointed from time to time by the Board of Directors of the Corporation.

     SECTION 2.03 TRANSFER OF SHARES. Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder's legal representative or the holder's attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require).

     The Corporation shall register a transfer of stock evidenced by a certificate presented to it for transfer if:

     (a) The certificate is surrendered to the Corporation for cancellation and properly endorsed by the registered holder or by his duly authorized agent;

     (b) Reasonable assurance is given to the Corporation that the endorsements are genuine and effective;

     (c) The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and

     (d) Any applicable law relating to the collection of taxes has been complied with.

     SECTION 2.04 LOST, DESTROYED, OR STOLEN CERTIFICATES. The Corporation may issue a new certificate in the place of any certificate previously issued by the Corporation and alleged to have been lost, destroyed or stolen when the holder of such lost, destroyed or stolen certificate:

     (a) Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

     (b) Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

     (c) Furnishes to the Corporation a bond in such form and amount, and with such surety or sureties, as the Corporation may require indemnifying the Corporation against any claim that may be made on account of the alleged loss, destruction or wrongful taking of the Certificate; and

     (d) Satisfies any other reasonable requirements imposed by the Corporation.

The Corporation may, in lieu of issuing a new certificate, issue uncertificated shares for the same number of shares represented by the certificate alleged to have been lost, destroyed or stolen.

                                  ARTICLE III

                                  SHAREHOLDERS

     SECTION 3.01 PLACE OF MEETINGS. The Board of Directors may designate any place within or without the Commonwealth as the place of meeting for the annual or any special meeting of shareholders called by the Board of Directors. If no designation is made, or if a special meeting of shareholders is called or ordered held by any person other than the Board of Directors, the place of the meeting shall be the principal office of the Corporation in the Commonwealth.

     SECTION 3.02 ANNUAL MEETING. The annual meeting of shareholders shall be held within the first one hundred eighty (180) calendar days of each fiscal year, on such date and at such time and place as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the date designated for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders or by unanimous written consent of the shareholders as soon thereafter as may be convenient. If an annual meeting is not held within any eighteen (18) month period, the circuit court of the county where the registered office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

     SECTION 3.03 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chief executive officer of the Corporation, by a majority of the members of the Board of Directors or by the holders of not less than thirty-three and one-third percent (33-1/3%) (or such higher or lower percentage as may be contained in the Articles of Incorporation) of all the shares entitled to vote on any issue proposed to be considered at such meeting.

     SECTION 3.04 NOTICE OF MEETINGS -WAIVER. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the chief executive officer of the Corporation or Secretary of the Corporation or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. For purposes of this Section 3.04, notice by electronic transmission shall constitute written notice. Electronic transmission may include any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. Notice may be delivered personally, by United States mail or private carrier, electronic mail or other electronic means, or any other means permitted by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid. Notice of any shareholders' meeting may be waived by any shareholder at any time before or after the meeting by delivering a signed written waiver to the Secretary of the Corporation. Attendance by a shareholder, without objection as to notice, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of the meeting.

     SECTION 3.05 QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except if the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 3.06 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting, to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     SECTION 3.07 CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days but not more than seventy (70) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date of which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first day on which notice of the meeting is mailed, the date the first shareholder signs a consent with respect to actions taken in writing without a meeting (pursuant to Section 3.13) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     SECTION 3.08 VOTING LIST. The Secretary of the Corporation shall make a complete record of the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) and in alphabetical order within each voting group (and within each class or series of shares) with the address of and the number of shares held by each. Such record shall be available for inspection by any shareholder, beginning five (5) business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal place of business or at the place of the meeting. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

     SECTION 3.09 PROXIES. At all meetings of shareholders, a shareholder may vote either in person or by proxy. A shareholder, or his agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. An electronic transmission shall contain, or be accompanied by, information from which one can determine that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the electronic transmission. Electronic transmission may include any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of the information by the recipient. An appointment of a proxy is effective when a signed appointment form or electronic transmission of the appointment is received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revocable when the interest with which it is coupled is extinguished, but the revocation shall not be effective until the Secretary has received written notice of the revocation. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

     SECTION 3.10 VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation of the Corporation, each outstanding share of the capital stock of the Corporation shall be entitled to one (1) vote on each matter submitted to vote at a meeting of shareholders.

     SECTION 3.11 VOTING OF SHARES BY CERTAIN HOLDERS. At all meetings of shareholders:

     (a) Shares of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by either the president of such corporation or by proxy appointed by him unless some other person produces a certified copy of a resolution of the Board of Directors of such other corporation authorizing such other person to vote such shares.

     (b) Shares of the Corporation held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but such trustee shall not be entitled to vote shares held by him unless such shares are transferred into his name.

     (c) Shares of the Corporation held jointly by three (3) or more fiduciaries shall be voted in a manner determined by the majority of such fiduciaries unless the instrument or order appointing the fiduciaries or applicable law otherwise directs.

     (d) Shares of the Corporation standing in the name of a receiver may be voted by such receiver and such shares held by or under the control of a receiver may be voted by such receiver without transfer thereof unto his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 3.12 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation of the Corporation, directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals receiving the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Shareholders shall not have the right to cumulate their votes for directors unless the Articles of Incorporation of the Corporation so provide.

     SECTION 3.13 SHAREHOLDER ACTION WITHOUT A MEETING.

     (1) Any action required to be taken at a meeting of shareholders of the Corporation, or any action which may be taken at a meeting of such shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as an unanimous vote of shareholders, and may be stated as such in any articles or documents filed with the Secretary of State of Kentucky. Action taken without a meeting in this manner shall be effective when consents representing the votes necessary to take the action are delivered to the Corporation, unless a different date is specified in the consent.

     (2) Any shareholder giving a consent may revoke it in a writing received by the Corporation prior to the time consents representing votes sufficient to take the action have been delivered to the Corporation.

     (3) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent (if allowed by the Articles of Incorporation) shall be given to those shareholders entitled to vote who did not deliver a written consent.

     (4) If applicable law requires the giving of notice of proposed action to nonvoting shareholders and the action will be taken by consent without a meeting, the Corporation shall give nonvoting shareholders and voting shareholders, if any, whose consent is not solicited at least ten days' notice before the action is taken. The notice shall contain or be accompanied by the same material that applicable law would have required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to shareholders.

     SECTION 3.14 NOMINATION OF DIRECTORS.

     (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.14.

     (2) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     (3) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
3.14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provision of this Section 3.14, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder with respect to the matters set forth in this Section 3.14.

     SECTION 3.15 NOTICE OF SHAREHOLDER BUSINESS.

     (1) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who is a shareholder of record a the time of giving of the notice provided for in this Section 3.15, who shall be entitled to vote at such meeting and who complies with the notice procedures set fort in this Section 3.15.

     (2) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (1) of this Section 3.15, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Kentucky Business Corporation Act. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conduct such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, one whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d), any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

     (3) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures described by these Bylaws, and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provision of this Section 3.15, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1964, as amended and the rules and regulation thereunder with respect to the matters set forth in this Section 3.15.

     SECTION 3.16 INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

     SECTION 4.01 GENERAL POWERS, NUMBER AND ELECTION. The business and affairs of the Corporation shall be managed and conducted by or under the direction of a Board of Directors of not less than nine (9) nor more than twenty-five (25) directors. The directors shall be divided into three (3) classes, each class to consist, as nearly as may be, of one-third of the number of directors constituting the whole Board. Each director shall hold office for a term of three (3) years or until his successor shall have been elected and qualified, whichever period is longer. Within the limits specified above, the number of directors to be elected at each annual meeting of shareholders may be fixed, from time to time, by resolution adopted by the Board of Directors prior to the giving of notice of such meeting as provided in Section 3.04 of these Bylaws; PROVIDED that (a) any such resolution of the Board of Directors fixing the number of directors to be so elected shall be subject to any later resolution adopted by the shareholders of the Corporation at such annual meeting, or (b) if the number of directors to be elected at any annual meeting is not fixed by the Board of Directors, the number of directors to be so elected shall be fixed by the shareholders at such annual meeting.

     SECTION 4.02 QUALIFICATIONS.

     (a) A director need not be a resident of the Commonwealth or a shareholder of the Corporation.

     (b) No person shall be eligible for election as a director of the Corporation if he or she has attained the age of seventy (70) years on the date of the annual meeting of shareholders at which he or she would be nominated for election or reelection.

     SECTION 4.03 VACANCIES AND ADDITIONAL DIRECTORS.

     (a) Any vacancy occurring in the Board of Directors by reason of the death, removal, resignation, disqualification or inability to act of any director may be filled by the affirmative vote of the majority of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill any such vacancy shall be elected for the remainder of the full term of office of the class of directors in which the vacancy occurred and until his successor shall be elected and qualified.

     (b) The Board of Directors may, from time to time but within the limits specified in Section 4.01 of these Bylaws, increase the number of directors of the Corporation, and any directorship to be filled by reason of such increase may be filled by the affirmative vote of a majority of the full Board of Directors for a term of office continuing until the expiration of the full term of office of the class of directors to which the new director is added and until his successor shall be elected and qualified.

     (c) A vacancy that will occur at a specific later date (such as a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     SECTION 4.04 REMOVAL OF DIRECTORS.

     (a) Shareholders may remove one or more directors, but only upon a showing of cause. For purposes of this Section 4.04, "cause" shall mean the participation by a director in any transaction in which his personal financial interests are in conflict with the financial interests of the Corporation or its shareholders; any act or omission not in good faith or which involves intentional misconduct or which is known to a director to be a violation of law; or the participation by a director in any transaction from which the director derived an improper personal benefit.

     (b) If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

     SECTION 4.05 PLACE OF MEETINGS. Subject to the terms of this Section 4.05, all meetings of the Board of Directors shall be held at the principal office of the Corporation. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present at the meeting.

     SECTION 4.06 ORGANIZATION AND REGULAR MEETINGS. The organization meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of shareholders for the purpose of organization, election of officers, appointment of committees and consideration of such other business as may properly come before the meeting. Regular quarterly meetings of the Board of Directors shall be held, without notice other than this Bylaw, at 3:30 P.M. (local time) on the first Tuesday of March, June, September and December of each year. The Board of Directors may, by resolution, change the date or time of such regular quarterly meetings and may provide, by resolution, the date and time for the holding of additional regular meetings of the Board of Directors, such changed or additional regular meetings to be held without notice other than such resolution.

     SECTION 4.07 SPECIAL MEETINGS - NOTICE. Special meetings of the Board of Directors may be called by the chief executive officer of the Corporation or a majority of the independent directors of the Corporation. Notice of any special meeting shall be in writing and may be given in person, by mail or other method of delivery or by electronic means received not later than the close of business on the business day immediately preceding the day of the meeting. Any director may waive notice of any special meeting. The attendance of a director at any special meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

     SECTION 4.08 QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 4.09 MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the affirmative vote by a greater number is required by statute, the Articles of Incorporation or these Bylaws.

     SECTION 4.10 DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the directors of the Corporation or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as an unanimous vote.

     SECTION 4.11 COMPENSATION. Directors, as such, shall not receive any stated salaries for their services, but the Board of Directors may, by resolution, from time to time determine the amount, manner and conditions of payment of compensation payable to directors for their services and for attendance at meetings of the Board of Directors or committees thereof. Nothing in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

     SECTION 4.12 COMMITTEES. The Board of Directors may, from time to time, appoint such committees as it may deem necessary or appropriate with such powers and duties as may be provided in the resolution appointing such committees.

     SECTION 4.13 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee which, to the extent provided for in such resolution, shall have and may exercise all the authority of the Board of Directors or any standing or special committee thereof, but the Executive Committee so designated shall not have any authority to amend the articles of incorporation of the Corporation, adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof or amend the Bylaws of the Corporation.

                                   ARTICLE V

                                    OFFICERS

     SECTION 5.01 EXECUTIVE AND OTHER OFFICERS. The officers of the Corporation shall consist of a President, Secretary, a Treasurer and such Vice Presidents and other officers as the Board of Directors may, from time to time, elect with such authority and duties as the Board of Directors may determine. The Board of Directors may also elect a Chairman of the Board and create and elect such assistant officers as it may from time to time determine.

     SECTION 5.02 ELECTION AND TERM OF OFFICE. Each officer of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board of Directors, and shall serve at the pleasure of the Board of Directors. The Board of Directors may remove any officer at any time with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

     SECTION 5.03 VACANCIES. Whenever any vacancy occurs in the office of President, Secretary or Treasurer by death, resignation, removal or otherwise, such vacant office shall be filled by the Board of Directors as soon as convenient at any regular or special meeting of the Board of Directors.

     SECTION 5.04 CHAIRMAN OF THE BOARD. If the Board of Directors elects a Chairman of the Board, he shall, if so designated by the Board of Directors at the time of his election, be the chief executive officer of the Corporation. In such event, the Chairman of the Board, subject to the control of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and control over and supervision of its several officers. He shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present, discharge all the duties that devolve upon a presiding officer and perform such other duties as the Bylaws provide or the Board of Directors may prescribe.

     SECTION 5.05 PRESIDENT. If a Chairman of the Board is not elected by the Board of Directors or, if at the time of his election, is not designated as chief executive officer of the Corporation, then the President shall be the chief executive officer of the Corporation and shall have all the powers and duties specified in Section 5.04 of this Article V. If a Chairman of the Board is elected by the Board of Directors and designated chief executive officer of the Corporation, the President shall have such powers and perform such duties as the Bylaws provide or the Board of Directors may prescribe.

     SECTION 5.06 VICE PRESIDENTS. All Vice Presidents elected by the Board of Directors shall perform such duties as the Board of Directors or the chief executive officer of the Corporation may prescribe.

     SECTION 5.07 SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep, or cause to be kept, in a book provided for such purpose, a true and complete record of the proceedings of such meetings. He shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal may be required. He shall attend to the giving of all notices and shall perform such other duties as the Board of Directors or the chief executive officer of the Corporation may prescribe.

     SECTION 5.08 TREASURER. The Treasurer shall be the chief financial officer of the Corporation and, in general, perform all duties and have all powers incident thereto and shall perform such other duties as the Board of Directors or the chief executive officer of the Corporation may prescribe.

     SECTION 5.09 TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by the majority vote of the full Board of Directors, may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation.

     SECTION 5.10 AUTHORITY OF OFFICERS. All officers of the Corporation elected as such by the Board of Directors are each vested with the full authority to transact for, and in the name of the Corporation, all matters incident to the business of the Corporation including, without limitation, the authority to:

     (a) Execute deeds, contracts and other instruments in writing;

     (b) Sign checks and drafts of the Corporation;

     (c) Certify or countersign all bonds and certificates of stock requiring the signature of the Corporation; and

     (d) Vote, in person or by proxy, any stock standing in the Corporation's name, except that such stock shall not be voted in any manner whatsoever contrary to specific instructions contained in a resolution adopted by the Board of Directors of the Corporation.

                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

     SECTION 6.01 INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent authorized by the Kentucky Business Corporation Act (as the same exists or may hereafter be amended), any person made a Party to any Proceeding against all Liability incurred by such person in the Proceeding by reason of the fact that he is or was a Director of the Corporation if (a) he conducted himself in good faith; and (b) he reasonably believed (1) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and (c) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification shall be made against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees and disbursements) actually incurred by the person in connection with the Proceeding, except that if the Proceeding was by or in the right of the Corporation, indemnification may be made only against such reasonable Expenses and shall not be made in respect of any Proceeding in which the person shall have been adjudged to be liable to the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct as set forth in this section; PROVIDED, that a Director shall not be indemnified under this section in respect of any proceeding charging improper personal benefit to the Director, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, and PROVIDED FURTHER, that except as to actions to enforce indemnification rights pursuant to
Section 6.06 of this Article VI, the Corporation shall indemnify any Director seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Director only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     SECTION 6.02 RIGHT TO INDEMNIFICATION. No indemnification under Section
6.01 of this Article VI shall be made by the Corporation unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because he has met the standard of conduct set forth in Section 6.01. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding; or (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation Directors who are Parties may participate), consisting solely of two (2) or more Directors not at the time Parties to the Proceeding; or (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this section, or if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection Directors who are Parties may participate); or (d) by the shareholders, but shares owned by or voted under the control of Directors who are at the time Parties to the Proceeding shall not be voted on the determination. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in clause (c) of this section in the preceding sentence for the selection of such counsel. Shares held by Directors who are Parties to the Proceeding shall not be voted on the subject matter under this section.

     SECTION 6.03 RIGHT TO INDEMNIFICATION -SUCCESSFUL DEFENSE. A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding referred to in Section 6.01, shall be indemnified by the Corporation against reasonable Expenses incurred by him in connection with the Proceeding.

     SECTION 6.04 ADVANCEMENT OF EXPENSES. Reasonable Expenses incurred by a Director who is a Party to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding upon receipt by the Corporation of: (a) a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Article VI, and (b) a written undertaking, executed by or on behalf of the Director, to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this Article VI. If requested by the Board of Directors in its discretion, the undertaking required by clause (b) of this section shall be secured by collateral sufficient to cover all amounts advanced. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 6.02.

     SECTION 6.05 CONDUCT OF LITIGATION.

     (a) If any claim or action is made or brought against a Director for which the Director may be indemnified under these Bylaws, the Director shall, to the extent not inconsistent with any private insurance coverage obtained by the
Corporation:

          (1) Permit the Corporation to conduct the Director's defense of the claim or action at the Corporation's expense and with the use of counsel selected by the Corporation; or

          (2) Retain counsel acceptable to the Director and the Corporation to defend the claim or action, and permit the Corporation to monitor and direct the Director's defense.

     (b) The Corporation shall at all times have the option to undertake the Director's defense of any claim or action for which the Director may be indemnified under these Bylaws. If the Corporation elects to conduct the Director's defense, the Director shall cooperate fully with the Corporation in the defense of the claim or action. If the Corporation elects to conduct the Director's defense after the Director proceeds under Section 6.05 (a) (2), the Corporation shall reimburse the Director for the reasonable costs, including attorneys' fees, incurred by the Director in enabling the Corporation to undertake the Director's defense.

     SECTION 6.06 CLAIM FOR INDEMNIFICATION.

     (a) If a claim for indemnification or payment of Expenses (including attorneys' fees) under this Article VI is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys' fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of Expenses under this Article VI or otherwise.

     (b) If the Corporation brings suit to recover any advance of expenses (whether pursuant to the terms of an undertaking or otherwise), the Corporation shall have the burden of proving that the recipient was not entitled to the advance under this Article VI or otherwise.

     SECTION 6.07 INDEMNIFICATION - OFFICERS AND EMPLOYEES. The Corporation shall indemnify and advance Expenses to an officer, employee or agent of the Corporation to the same extent that it indemnifies and advances Expenses to Directors pursuant to this Article VI, and to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors, contract or otherwise; provided, however, no such indemnification or advancement of Expenses may be made pursuant to this Section 6.07 in connection with any Proceeding (or part thereof) initiated by the Corporation against an officer, employee or agent alleging conduct detrimental to the best interests of the Corporation unless the indemnification or advancement of Expenses is specifically authorized by the Board of Directors upon a determination that the indemnification or advancement of Expenses is appropriate in the circumstances.

     SECTION 6.08 INDEMNIFICATION NOT EXCLUSIVE.

     (a) The Corporation, in addition to indemnification provided for in this
Article VI, shall indemnify and advance expenses to a Director to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors, contract or otherwise. Nothing contained in this Article VI shall limit the Corporation's power to pay or reimburse Expenses incurred by a Director in connection with his appearance as a witness in a Proceeding at a time when he has not been made a named defendant or respondent in the Proceeding.

     (b) The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6.09 REPORT TO SHAREHOLDERS. Any indemnification of, or advancement of Expenses to, a Director in accordance with this Article VI, if arising out of a Proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

     SECTION 6.10 INSURANCE. The Corporation shall have the power to and may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any Liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation has the power to indemnify him against such Liability under the provisions of this Article VI.

     SECTION 6.11 DEFINITIONS AND CONSTRUCTION. For purposes of this Article VI:

     (a) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

     (b) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

     (c) "Expenses" include attorneys' fees and disbursements.

     (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expenses incurred with respect to a Proceeding.

     (e) "Official capacity" means: (i) when used with respect to a director, the office of the director in the Corporation, and (ii) when used with respect to a person other than a director as contemplated in Section 6.07 of this
Article VI, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation; but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan.

     (f) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent, or is involved as a witness, in a Proceeding.

     (g) "Proceeding" means any threatened, pending or completed action, suit or proceeding, including any and all appeals thereof, whether civil, criminal, administrative or investigative.

     (h) The Corporation shall be deemed to have requested a director, officer, employee or agent of the Corporation to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involved services by, him with respect to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                                  ARTICLE VII

                                EMERGENCY BYLAWS

     SECTION 7.01 EXISTENCE AND EFFECT OF EMERGENCY. Notwithstanding any different provision in the preceding or succeeding Articles of these Bylaws or in the Articles of Incorporation of the Corporation, or the Kentucky Business Corporation Act, the Emergency Bylaws provided in this Article VII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on the locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding or succeeding Articles shall remain in effect during such emergency and upon its termination these Emergency Bylaws shall cease to be operative.

     SECTION 7.02 EMERGENCY POWERS. During any such emergency:

          (1) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          (2) At any such meeting of the Board of Directors, a quorum shall consist of the director or directors in attendance.

          (3) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          (4) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office of the Corporation or designate several alternative offices or branch offices, or authorize the officers so to do.

     SECTION 7.03 ACTIONS DURING EMERGENCY. No officer, director or employee of the Corporation acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct, nor shall such officer, director or employee be liable for any action taken by him in good faith in such emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the Bylaws then in effect.

     SECTION 7.04 AMENDMENTS. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of
Section 7.03 with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  ARTICLE VIII

                                CORPORATE RECORDS

     The Corporation shall keep as permanent records minutes of all meetings of the shareholders and the Board of Directors and a record of all actions taken by the shareholders or the Board of Directors without a meeting. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of their names and addresses showing the number (and class and series, if any) of the shares held by each. The Corporation shall keep such other records as may be required by law.

                                   ARTICLE IX

                                   AMENDMENTS

     The Board of Directors of the Corporation shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, at any regular or special meeting at which a quorum is present, by vote of a majority of the whole Board of Directors, subject, however, to repeal or change by action of the shareholders at any annual or special meeting of shareholders at which a quorum is present by vote of a majority of the shares entitled to vote at such meeting provided that the notice of such shareholders' meeting shall have included notice of any such shareholders' proposed repeal or change.